Exhibit 10.2

January 31, 2013

CommonWealth REIT

Two Newton Place

255 Washington Street

Newton, Massachusetts 02458

Attention:  Chief Financial Officer

Re:                             Amended and Restated Business Management Agreement and Amended and Restated Property Management Agreement

Reference is made to the Amended and Restated Business Management Agreement, dated as of December 11, 2012, by and between CommonWealth REIT (“CWH”), and Reit Management & Research LLC (“RMR”) (as in effect from time to time, the “Business Management Agreement”) and the Amended and Restated Property Management Agreement, dated as of January 21, 2010 (as amended by the First Amendment dated as of December 9, 2010 and the Second Amendment dated as of December 11, 2012), by and between RMR and CWH (as in effect from time to time, the “Property Management Agreement”).

CWH was a party to a Business and Property Management Agreement with MacarthurCook Fund Management Limited (the “MCK Management Agreement”) and in connection therewith, RMR agreed, in a letter to CWH dated October 29, 2010, that it would waive a portion of the fees due it under the Business Management Agreement and the Property Management Agreement so long as the MCK Management Agreement was in effect.  The MCK Management Agreement was terminated January 31, 2013.

CWH entered into a Business and Property Management Agreement with RMR Australia Asset Management Pty Limited dated as of January 31, 2013 (the “RMR Australia Management Agreement”).  This letter confirms that so long as the RMR Australia Management Agreement is in effect and the Business Management Fee, Property Management Fee and Construction Supervision Fee (all as defined therein) are being paid thereunder by CWH or any of its subsidiaries, RMR waives its right to receive (x) a portion of the Management Fee (as defined in the Business Management Agreement) equal to one-half of one percent (0.5%) of the Annual Average Foreign Invested Capital (as defined in the Business Management Agreement) payable to RMR under the Business Management Agreement with respect to the properties that are subject to the RMR Australia Management Agreement, (y) fifty percent (50%) of the Fee (as defined in the Property Management Agreement) otherwise payable to RMR under the Property Management Agreement with respect to the properties that are subject to the RMR Australia Management Agreement and (z) fifty percent (50%) of the Construction Supervision Fee (as defined in the Property Management Agreement) otherwise payable to RMR under the Property Management Agreement with respect to the properties that are subject to the RMR Australia Management Agreement.

Very truly yours,

/s/ Mark L. Kleifges
Mark L. Kleifges
Executive Vice President